UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 9, 2009

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

On January 9, 2009, we issued 13,172,174 shares of our common stock to each of James H. Alexander and Denis H. Mark upon the conversion of $15,148.00 in outstanding principal due to each party as the holder of one or more Convertible Bridge Notes dated June 4, 2008 (collectively, the “Notes”).  The Notes were issued to Mr. Alexander and Mr. Mark as part of the settlement of a lawsuit with Mr. Alexander per the terms of a Settlement Agreement dated June 9, 2008.  The shares were issued with a restrictive legend pursuant to Rule 144 promulgated under the Securities Act of 1933, although both shareholders immediately applied to have the restrictive legend removed by applying the tacking provisions of Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and both shareholders were sophisticated investors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Am, Inc., a Nevada corporation

Dated: January 12, 2009	/s/ Frederick T. Rogers
By: Frederick T. Rogers
Its: President

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